Exhibit 107

CALCULATION OF REGISTRATION FEE

Form S-8

(Form Type)

iTeos Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, $0.001 par value per share	Rule 457(c) and 457(h)	1,780,560(2)	$16.125(3)	$28,711,530	0.00011020	$3,164.01
Total Offering Amounts					$28,711,530		-
Total Fee Offsets (4)							-
Net Fee Due							$3,164.01

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (“Registration Statement”) shall also cover any additional shares of the common stock of iTeos Therapeutics, Inc. (the “Registrant”) that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s common stock.

(2)

Represents additional shares of the Registrant’s common stock automatically reserved and available for issuance under the Registrant’s 2020 Stock Option and Incentive Plan, as amended (the “2020 Plan”) resulting from the annual “evergreen” increase in the number of authorized shares reserved and available for issuance under the 2020 Plan on January 1, 2023. The annual increase is equal to the lesser of (a) 5% of the number of shares of the Registrant’s common stock and common stock equivalents issued and outstanding on each December 31 immediately prior to the date of increase and (b) such number of shares determined by the Registrant’s board of directors.

(3)

Estimated in accordance with Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee. The proposed maximum offering price per share of $16.125 was computed by averaging the high ($16.71) and low ($15.54) prices of a share of the Registrant’s common stock as reported on The Nasdaq Global Select Market on March 10, 2023.

(4)	The Registrant does not have any fee off-sets.